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                                                                    EXHIBIT 23.2

                          [ARTHUR ANDERSEN LETTERHEAD]


                          CONSENT TO USE OF REPORT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.



                                       ARTHUR ANDERSEN LLP



Tampa, Florida,
     April 9, 1998